Exhibit 5.1

(269) 337-7700

November 2, 2022

NeuroBo Pharmaceuticals, Inc.

200 Berkeley Street, 19th Floor

Boston, Massachusetts 02116

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-267482) and each amendment thereto (collectively, as amended and supplemented from time to time, the “Registration Statement”) relating to the offer and sale by the Company of up to $17,250,000 in the aggregate sale price of (i) Class A Units, consisting of (A) one share of the Company’s common stock (collectively, for all Class A Units, the “Common Shares”), par value $0.001 per share (the “Common Stock”), (B) one warrant to purchase one share of Common Stock exercisable following approval of the Company’s stockholders (“Series A Warrants”) and (C) one warrant to purchase one share of Common Stock exercisable following approval of the Company’s stockholders (“Series B Warrants”), (ii) for some purchasers, Class B Units, consisting of (A) one share of Series B Convertible Preferred Stock, par value $0.001 per share (collectively, for all Class B Units, the “Preferred Shares”), each Preferred Share will be convertible into one share of Common Stock (the “Conversion Shares”), (B) a Series A Warrant and (C) a Series B Warrant (the Series A Warrants and Series B Warrants included in the Class A Units and the Series A Warrants and the Series B Warrants included in the Class B Units, collectively, the “Warrants”), (iii) the Conversion Shares, and (iv) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and together with the Common Shares, Preferred Shares, Conversion Shares and Warrants, the “Securities”). The Class A Units and the Class B Units (together, the “Units”) are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”). Pursuant to the Certificate of Designation (the “Certificate of Designation”) establishing the powers, designations, preferences and rights of the Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to be filed in connection with the offering contemplated by the Registration Statement and the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), each Preferred Share will be convertible into one share of Common Stock. We have assumed that the sale of the Units, including the underlying Common Shares, Preferred Shares and Warrants, by the Company and the exercise price of the Warrants will be at prices established by the Transaction Committee of the Board of Directors of the Company and at prices no less than the minimum price and amounts no more than the maximum amount authorized by the Board of Directors as of the date hereof, in accordance with the Delaware General Corporation Law. We have also assumed that, at the time of exercise of the Warrants or conversion of the Preferred Shares, (i) the underlying shares of Common Stock will be properly delivered to the persons exercising the Warrants or converting the Preferred Shares, and (ii) at the time of exercise of the Warrants or conversion of the Preferred Shares, the consideration for the issuance and sale of the Common Stock in connection with such exercise or conversion plus any purchase price for the applicable Warrant or share of Preferred Stock is an amount that is not less than the par value of the Common Stock. With respect to the Conversion Shares and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including Conversion Shares and Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants and Preferred Shares, may cause the Preferred Shares to be convertible into, or the Warrants to be exercisable for, more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we have assumed that the Units (including the Common Shares, Preferred Shares and Warrants included in the Units), and the shares of Common Stock underlying the Warrants and Preferred Shares of Preferred Stock included in the Units, will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all supplements and amendments thereto, and the Underwriting Agreement.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700

Our opinions are limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to New York law applicable to contracts and the Delaware General Corporation Law. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based on our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.	When the Certificate of Designation has been properly filed with the Delaware Secretary of State, the Preferred Shares included in the Units and covered by the Registration Statement, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), will be validly issued, fully paid and non-assessable.

2.	The Common Shares included in the Units and covered by the Registration Statement, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement, against payment therefor (including, without limitation, the payment in full of all applicable consideration therefor), will be validly issued, fully paid and non-assessable.

3.	The Conversion Shares issuable upon conversion of the Preferred Shares included in the Units and covered by the Registration Statement, when they and the Preferred Shares are offered, sold, issued and delivered by the Company and such Preferred Shares are validly converted as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and the Company’s Certificate of Incorporation, including the Certificate of Designation, (including, without limitation, the payment in full of all applicable consideration therefor, including the purchase price for such Preferred Shares, and the issuance and delivery to the persons converting such Preferred Shares of the underlying Conversion Shares duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holder of such Preferred Shares), will be validly issued, fully paid and non-assessable.

4.	The Warrant Shares issuable upon exercise of the Warrants included in the Units and covered by the Registration Statement, when they and such Warrants are offered, sold, issued and delivered by the Company and such Warrants are validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and such Warrants (including, without limitation, obtaining stockholder approval for the exercise of the Warrants, the payment in full of all applicable consideration therefor, including the purchase price for such Warrant and the exercise price of such Warrant, and the issuance and delivery to the persons exercising such Warrants of the underlying Warrant Shares duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holder of such Warrants), will be validly issued, fully paid and non-assessable.

5.	When the Warrants covered by the Registration Statement and issued as part of the Units have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in, the Underwriting Agreement and such Warrants (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company, except as limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer, voidable transaction or other laws relating to or affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700

6.	When the Certificate of Designation has been properly filed with the Delaware Secretary of State, the Units covered by the Registration Statement, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

PDT/SK/JVK/GDPA/RZK/GSWA

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402